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                                                                    EXHIBIT 21.1



            SUBSIDIARIES OF LEVITT CORPORATION AND THEIR SUBSIDIARIES

All entities are Florida entities unless otherwise noted in parentheses.

        Levitt and Sons, Inc.
        Levitt and Sons, LLC
                 Levitt and Sons of Manatee County, LLC
                 Magnolia Lakes by Levitt and Sons, LLC
                 Levitt Realty Services, Inc.
                 Levitt Realty Services, LLC
                 Levitt Springs, LLC
                 Cascades by Levitt and Sons, LLC
                 Levitt Construction-East, LLC
                 Levitt Construction Corp. East
                 Summerport by Levitt and Sons, LLC f/k/a LF Financial Management, LLC
                 Levitt Industries, LLC
                        LEV-BRN, LLC
                 Levitt Homes Bellaggio Partners, LLC
                 Regency Hills by Levitt and Sons, LLC
                 Avalon Park by Levitt and Sons, LLC
                 BankAtlantic Venture Partners 5, LLC
                 Levitt Homes, LLC
                         Hampshire Homes, LTD (Maryland)
                         Levitt Homes at Water's Edge, Inc. (New York) Levitt at Huntington Lakes, LLC
                         Levitt Hagen Ranch, LLC
                         Levitt at Westchester, LLC
                         Levitt at Amherst, LLC
                         The Villages at Emerald Lakes, LLC
                         Bellaggio by Levitt and Sons, LLC
                         Levitt at Westchester West, LLC
                         Levitt at Twin Acres, LLC
                         LM Mortgage, LLC
                         U.F.C. Title Insurance Agency, LLC
                 Levitt-Ansca Towne Park Partnership
                 Levitt-Ansca Hagen Ranch Partnership
                 Levitt-Ansca Hagen Ranch Ltd.
                 Westchester Joint Venture
                 Amherst Partnership
                 Westchester West Joint Venture
                 Twin Acres partnership
                 Cascade Lakes Ltd.
                 Third Street Partners, Ltd.

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           SUBSIDIARIES OF LEVITT CORPORATION AND THEIR SUBSIDIARIES
                                   (CONTINUED)

        Core Communities, LLC
                 St. Lucie West Development Company, LLC
                 Lake Charles Development Company, LLC
                 St. Lucie Farms, LLC
                 Horizons St. Lucie Development, LLC
                          Horizons Acquisition 1, LLC
                          Horizons Acquisition 2, LLC
                          Horizons Acquisition 3, LLC
                          Horizons Acquisition 4, LLC
                          Horizons Acquisition 5, LLC
                 St. Lucie West Realty, LLC
                 Core Commercial Realty, LLC
                 Wiregrass Ranch, LLC
                 Somerset Title, LLC
                 Somerset Realty, LLC
                 Somerset Development, LLC
                 Tradition Village Center, LLC
                 Tradition Development Company, LLC
                          Tradition Construction, LLC
                          Tradition Irrigation Company, LLC
                          Tradition Real Estate, LLC
                          Tradition Realty, LLC
                          Tradition Title Company, LLC
                 Live Oak Commercial, LLC
                 Live Oak School Park, LLC
                 Westchester Development Company, LLC
        Levitt Commercial, LLC
                 Levitt Commercial Development, LLC
                 Levitt Commercial High Ridge, LLC
                 Levitt Commercial High Ridge II, LLC
        Levitt Realty and Finance, LLC
        BankAtlantic Venture Partners 1, LLC
        BankAtlantic Venture Partners 2, LLC
        BankAtlantic Venture Partners 3, LLC
        BankAtlantic Venture Partners 4, LLC
        BankAtlantic Venture Partners 7, Inc.
        BankAtlantic Venture Partners 8, Inc.
        BankAtlantic Venture Partners 9, Inc.
        BankAtlantic Venture Partners 10, Inc.
        BankAtlantic Venture Partners 14, Inc.
        BankAtlantic Venture Partners 15, Inc.
        Miami River Partners, LLC
        Miami River Partners, Ltd.